Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Tim Wong, the President, Chief Executive Officer and principal executive officer of Man Investments (USA) Corp., the general partner of Man-AHL Diversified I L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 14, 2012	/s/ Tim Wong
Tim Wong
President, Chief Executive Officer of Man Investments (USA) Corp., the General Partner